EXHIBIT 1.1
$150,000,000
MAXCOM TELECOMUNICACIONES, S.A. DE C.V.
11% SENIOR NOTES DUE 2014
PURCHASE AGREEMENT
December 13, 2006

December 13, 2006
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     Maxcom Telecomunicaciones, S.A. de C.V. (the “Company”), a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”), proposes to issue and sell to the several purchasers named in Schedule I hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), an aggregate of $150,000,000 principal amount of its 11% senior notes due 2014 (the “Notes”) to be issued pursuant to the provisions of an Indenture dated as of December 20, 2006 (the “Indenture”) among the Company, each of the guarantors named therein (collectively, the “Guarantors”) and Deutsche Bank Trust Company Americas, as trustee, transfer agent, registrar and principal paying agent (the “Trustee”). The payment of principal of, premium and Additional Amounts (as defined in the Indenture), if any, and interest on the Notes will be fully and unconditionally guaranteed (the “Guarantees”) on an unsecured senior basis jointly and severally by Maxcom Servicios Administrativos, S.A. de C.V., Outsourcing Operadora de Personal, S.A. de C.V., Técnicos Especializados en Telecomunicaciones, S.A. de C.V., Corporativo en Telecomunicaciones, S.A. de C.V., Maxcom SF, S.A. de C.V., Maxcom TV, S.A. de C.V. and Maxcom USA, Inc. The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”.
     The Securities will be offered without being registered under the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in compliance with the exemption from registration provided by Rule 144A under the Securities Act, in offshore transactions in reliance on Regulation S under the Securities Act (“Regulation S”) and to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that deliver a letter in the form annexed to the Final Memorandum (as defined below).
     Each Initial Purchaser and its direct and indirect transferees will be entitled to the benefits of a Registration Rights Agreement dated as of December 20, 2006 among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”).
     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum (the “Preliminary Memorandum”) and will prepare a final offering memorandum (the “Final Memorandum”) including or incorporating by reference a description of the terms of the Securities, the terms of the offering and a description of the Company. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Memorandum or the Final Memorandum, and “Time of Sale Memorandum” means the Preliminary Memorandum together with the Additional Written Offering Communications, if any, each identified in Schedule II hereto. As used herein, the terms Preliminary Memorandum, Time of Sale Memorandum and Final Memorandum shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend” as used herein with respect to the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any Additional Written Offering Communication shall include all documents subsequently filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     The Company hereby appoints IXE Securities, Inc. to act as a placement agent in connection with the offering of the Notes. Notwithstanding the fact that IXE Securities, Inc. is not an Initial Purchaser, it shall be entitled to rely on Section 1 hereof and all references to “Initial Purchaser” in Section 8 hereof shall also be deemed to include IXE Securities, Inc.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with, you that:
     (a) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Memorandum as of the date thereof does not, and at the time of each sale of the Securities in connection with the offering when the Final Memorandum is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Memorandum, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Preliminary Memorandum as of the date thereof and hereof does not contain and the Final Memorandum, in the form used by the Initial Purchasers to confirm sales as of the date thereof and on the Closing Date (as defined in Section 4), as then amended or supplemented by the Company, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Memorandum, the Time of Sale Memorandum or the Final Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.
     (b) Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication.

     (c) The Company has been duly incorporated and is validly existing as a limited liability corporation, or sociedad anónima de capital variable, under the laws of Mexico, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except in each case to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the properties, financial condition, results of operations or prospects of Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the quotas or shares of capital stock of each subsidiary of the Company are owned directly or indirectly by the Company and are free and clear of all liens, encumbrances, equities or claims except as described in the Time of Sale Memorandum and the Final Memorandum.
     (e) This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.
     (f) The authorized capital stock and the memorandum and articles of associations of the Company conform as to legal matters to the description thereof contained in the Annual Report of the Company on Form 20-F for the year ended December 31, 2005 under the caption “B. Memorandum and Articles of Association” as supplemented by the applicable description contained in the Time of Sale Memorandum and the Final Memorandum.
     (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and binding obligations of each of the Company and the Guarantors, enforceable in accordance with their terms and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued subject, as to the enforcement of remedies, to the effects of (1) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect and (2) general principles of equity (whether considered in a proceeding in equity or at law) (collectively, the “Enforceability Limitations”).
     (h) Each of the Indenture and the Registration Rights Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery thereof by the trustee, will constitute a valid and binding agreement of, each of the Company and the Guarantors, enforceable in accordance with its terms, subject to the Enforceability Limitations and, in the case of the Registration Rights Agreement, applicable laws and public policy that may limit provisions relating to indemnification.
     (i) Neither the Company nor any of its subsidiaries is (i) in violation of its incorporation deed, by-laws or other organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation applicable to the Company or any of the Guarantors of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Guarantors or any of its or their properties, as applicable, other than, in the cases of clauses (ii) and (iii), such violations and defaults that would not reasonably be expected to have a Material Adverse Effect.
     (j) The execution and delivery by each of the Company and the Guarantors of, and the performance by each of the Company and the Guarantors of its obligations under, this Agreement, the Registration Rights Agreement, the Indenture, and the Securities will not contravene any provision of (i) applicable law, (ii) the incorporation deed, by-laws or other organizational documents of any of the Company or its subsidiaries, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Guarantors; except, in the case of clauses (i), (iii) and (iv), for any contravention that would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the power or ability of the Company or the Guarantors to perform their respective obligations under this Agreement, the Registration Rights Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each of the Company and the Guarantors of their respective obligations under this Agreement, the Registration Rights Agreement, the Indenture or the Securities, except for such consents, approvals, authorizations, orders and qualifications (i) that have been obtained, (ii) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, (iii) as may be required by the Securities Act, the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or any applicable state securities laws with respect to the Securities (including the related guarantees) to be issued in exchange for the Securities; or (iv) where failure to obtain such consents, approvals, authorizations, orders and qualifications would not reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the power or ability of the Company or the Guarantors to perform their respective obligations under this Agreement, the Registration Rights Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum.

     (k) The financial statements of the Company and its consolidated subsidiaries, and the related schedules and notes thereto, included in the Time of Sale Memorandum and the Final Memorandum were prepared in accordance with Mexican generally accepted accounting principles (“Mexican GAAP”) consistently applied and present fairly in all material respects the financial position of the Company and its subsidiaries, on a consolidate basis, at the relevant dates and the results of operations and changes in financial position of each of the Company and its subsidiaries, on a consolidated basis, for the periods in respect of which they have been prepared. The statements in note 21 to the consolidated financial statements contained in the Company’s Annual Report on Form 20-F for the year ended December 31, 2005, which is incorporated by reference to the Time of Sale Memorandum and the Final Memorandum, insofar as they purport to summarize the principal differences between Mexican GAAP and United States generally accepted accounting principles (“U.S. GAAP”) as the latter would apply to the Company’s audited consolidated financial statements, fairly summarize, in all material respects, such differences. The selected financial information and the summary financial information included in the Time of Sale Memorandum and the Final Memorandum have been derived from the accounting records of the Company and present fairly in all material respects the information shown therein.
     (l) PricewaterhouseCoopers, S.C., who has audited the financial statements included in the Time of Sale Memorandum and who will deliver the letters referred to in Section 5(h), is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
     (m) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Mexican GAAP and U.S. GAAP, as applicable, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or its subsidiaries’ system of internal accounting controls (whether or not remediated) and (ii) no change in the Company’s or its subsidiaries’ system of internal accounting controls that has affected, or is reasonably likely to materially affect, the Company’s or its subsidiaries’ system of internal accounting controls.
     (n) Since September 30, 2006, (i) there has not been any change in the capital stock or long-term debt of the Company or its or their subsidiaries, or any dividend or distribution of any kind (including interest on capital) declared, set aside for payment, paid or made by the Company or its or their subsidiaries on any class of capital stock; neither the Company nor any of its or their subsidiaries have entered into any transaction or agreement that is material to any such entity or incurred any liability or obligation, direct or contingent, that is material to the

Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any of its or their subsidiaries has sustained any loss or interference with its business from fire, explosion, flood, drought or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except with respect to clause (ii) for a loss or interference that would not reasonably be expected to have a Material Adverse Effect and in the and with respect to each of clause (i) and (ii) as otherwise disclosed in the Time of Sale Memorandum and the Final Memorandum. Except as disclosed in the Time of Sale Memorandum, since the respective dates as of which information is given in the Time of Sale Memorandum, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.
     (o) Each of the Company and its subsidiaries have obtained all necessary concessions, consents, authorizations, permits, licenses and other approvals necessary to conduct the business now operated by them and are in compliance with such concessions, consents, authorizations, permits, licenses and other approvals and any laws or other legal or regulatory requirements applicable to them, including, without limitation, those related to commercial, labor, administrative or tax matters, except where the failure to possess or be in compliance with such concession, consent, authorization, permit, license or other approval would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of proceedings relating to the failure to obtain, or the revocation, modification or breach of any such concession, consent, authorization, permit, license or other approval, except where the failure to possess or be in compliance with such concession, consent, authorization, permit, license or other approval would not reasonably be expected to have a Material Adverse Effect.
     (p) The Company and each of its subsidiaries have filed all federal, state, municipal and foreign income and franchise tax returns required to have been filed by them or appropriate extensions for such filings have been obtained, and have paid all taxes due and payable by any of them, except for such taxes that are not yet due or are being contested in good faith, except where the failure to so file such tax returns or pay such tax would not reasonably be expect to have a Material Adverse Effect.
     (q) Neither the Company nor any of its subsidiaries nor, to the best knowledge of the management of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (r) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in Mexico in connection with the businesses in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries have (i) received written notice that any insurance policy or arrangement will or may be terminated or (ii) any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be prudent to continue their business.
     (s) Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, the Company and its subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims, defects and imperfections of title, except those that do not interfere with the use of the property, as currently made, and presently proposed to be made of such property by the Company and its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect. Any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, subject to the Enforceability Limitations, and such leases do not interfere with the use of the property, as currently made, and presently proposed to be made of such property and buildings by the Company and its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.
     (t) Other than proceedings accurately described in all material respects in the Time of Sale Memorandum, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect or that would have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement, the Registration Rights Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Time of Sale Memorandum.
     (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.
     (w) There are no existing labor disputes with employees of the Company or any of its subsidiaries nor are any such labor disputes contemplated or threatened to the best knowledge of the Company except as would not reasonably be expected to have a Material Adverse Effect.
     (x) The Company and its subsidiaries own or possess, or has the right to use, or can acquire ownership, possession or the right to use on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess or have the right to use would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.
     (y) No stamp, issue, registration, documentary, capital gains, income, withholding or other taxes or duties, including interest and penalties, are payable in Mexico or in the United States or any political subdivision or taxing authority thereof on or in connection with (i) the execution and authentication of the Securities; (ii) the execution and delivery of this Agreement or the Indenture; (iii) the issuance of the Securities by the Company and the Guarantors or (iv) the sale of the Securities to the Initial Purchasers in the manner contemplated herein; or (v) the resale and delivery of the Securities by the Initial Purchasers in the manner contemplated in the Time of Sale Memorandum.
     (z) Except as disclosed in the Time of Sale Memorandum and the Final Memorandum, under the current laws and regulations of Mexico and any political subdivision thereof, any amounts payable with respect to the Securities upon liquidation of the Company or upon redemption thereof and payments of principal of, premium and Additional Amounts (as defined in the Indenture), if any, and interest on the Securities may be paid by the Company and each Guarantor to the holder thereof in Mexican Pesos that may be converted into foreign currency and freely transferred out of Mexico, and all such payments made to holders thereof who are non-residents of Mexico will not be subject to income, withholding or other taxes under laws and regulations of Mexico or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Mexico or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Mexico or any political subdivision or taxing authority thereof or therein.
     (aa) To ensure the legality, validity, enforcement or admissibility into evidence in a legal or administrative proceeding in Mexico of this Agreement in Mexico, it is not necessary that this Agreement be filed or recorded with any court or other authority in Mexico or that any registration tax, stamp duty or similar tax be paid in Mexico on or in respect of any of this Agreement other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a Mexican court of law, and except that in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of this Agreement and any other documents required in such proceedings would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents;
     (bb) Neither the Company nor any of its subsidiaries has taken, or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.
     (cc) Except as otherwise disclosed in the Time of Sale Memorandum and the Final Memorandum, no material indebtedness (actual or contingent) and no material contract or material arrangement is outstanding between the Company or any of its subsidiaries on the one hand and any director or executive officer, including his/her spouse, infant children and any company or undertaking in which he/she holds a controlling interest, of the Company or any such subsidiary on the other hand. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other Affiliates of the Company or any of its subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission, if the Securities were to be registered with the Commission, and that is not so described in the Time of Sale Memorandum and the Final Memorandum.
     (dd) The Company and the Guarantors have the power to submit, and pursuant to Section 14 of this Agreement have legally, validly, effectively and irrevocably, submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and have the power to designate, appoint and empower, and pursuant to Section 14 of this Agreement, have legally and validly designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement in any federal or state court in the State of New York.
     (ee) No exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency in Mexico is required for the payment by the Company of any amounts in United States dollars pursuant to the terms of the Indenture or the Securities and except for any Mexican withholding tax on the payments of interest and as described in the Time of Sale Memorandum and the Final Memorandum, all such payments made to holders of Securities who are non-residents of Mexico will not be subject to income, withholding or other taxes under laws and regulations of Mexico or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Mexico or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Mexico or any political subdivision or taxing authority thereof or therein.

     (ff) Neither the Company nor any of its subsidiaries have immunity from jurisdiction of any court of any jurisdiction in which they own or lease property or assets, the United States or the State of New York or Mexico or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets or this Agreement or the Indenture or the Securities or actions to enforce judgments in respect thereof.
     (gg) Except as provided for in the bylaws and in the indebtedness to be fully repaid with the proceeds of the offering of the Securities, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, nor due to any judgment, order or decree of any government authority, agency or court having jurisdiction over such subsidiary, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company in accordance with the terms of any such loan or advance, or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
     (hh) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (ii) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market related data included in the Time of Sale Memorandum and the Final Memorandum is not based on or derived from sources that are reliable in all material respects.
     (jj) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Memorandum, the Final Memorandum or the Time of Sale Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.
     (kk) The Company has no reason to believe that the indemnification and contribution provisions set forth in Section 8 contravene Mexican law or public policy.
     (ll) The Company, its subsidiaries and their obligations under this Agreement, the Registration Rights Agreement, the Indenture and the Securities, are subject to civil and commercial law and to suit, and neither the Company nor any of its subsidiaries nor any of their respective properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Mexican or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement, the Registration Rights Agreement, the Indenture or the Securities.
     (mm) Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.
     (nn) Neither the Company nor any of its subsidiaries was a “passive foreign investment company” (a “PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code, as amended, and the Treasury Regulations promulgated thereunder for the taxable year ended December 31, 2005, and neither the Company nor any of its subsidiaries expects to become a PFIC in the taxable year ending December 31, 2006.
     (oo) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (pp) None of the Company, its Affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities and the Company and its Affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S.
     (qq) Assuming the accuracy of the representations and warranties of the Initial Purchasers and compliance by the Initial Purchasers with the agreements set forth in Section 7, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.
     (rr) The Company is a foreign issuer (as defined in Rule 902(d) of Regulation S) and a foreign private issuer (as defined in Rule 3b-4(c) of the Exchange Act) and there is no substantial U.S. market interest (as defined in Rule 902(j) of Regulation S) in the Securities or securities of the same class as the Securities.

     (ss) The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.
     2. Agreements to Sell and Purchase. The Company, upon the basis of the representations and warranties herein contained, hereby agrees to sell to the several Initial Purchasers, and each Initial Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at a purchase price of 98.875% of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, to the Closing Date.
     3. Terms of Offering. You have advised the Company that the Initial Purchasers will make an offering of the Securities purchased by the Initial Purchasers hereunder as soon as practicable after this Agreement is entered into as in your judgment is advisable.
     4. Payment and Delivery. Payment for the Securities shall be made by wire transfer to the Company in U.S. Dollars against delivery of such Securities for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on December 20, 2006, or at such other time on the same or such other date, not later than December 22, 2006, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Securities to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.
     5. Conditions to the Initial Purchasers’ Obligations. The several obligations of the Initial Purchasers to purchase and pay for the Securities on the Closing Date are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of the securities of the Company or of any of its subsidiaries or in the rating outlook for the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Memorandum (excluding any amendments or supplements thereto) provided to the prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum.
     (b) The Initial Purchasers shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and the Guarantors, to the effect set forth in Section 5(a)(i) and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct in all material respects as of the Closing Date and that each of the Company and the Guarantors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and a certificate, dated the Closing Date, and signed by an officer of each of the Company and the Guarantors with respect to the matters set forth in Exhibit A hereto.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings and labor disputes threatened.
     (c) The Initial Purchasers shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, outside U.S. counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
     (d) The Initial Purchasers shall have received on the Closing Date an opinion of Solertia Asesores, S.C. (Alarcón Abogados), outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit C. Such opinion shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein.
     (e) The Initial Purchasers shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Initial Purchasers, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably request.
     (f) The Initial Purchasers shall have received on the Closing Date an opinion of Mijares, Angoitia, Cortes y Fuentes, S.C., counsel for the Initial Purchasers, dated the Closing Date, to the effect set forth in Exhibit D.
     (g) The Company shall have authorized Deutsche Bank Luxembourg S.A. (the “Luxembourg Listing Agent”) to make or cause to be made an application on the Company’s behalf for the Memorandum relating to the Notes to be approved by the Luxembourg Stock Exchange (the “Stock Exchange”) for listing of the Notes on the official list of the Stock Exchange and for the Notes to be admitted to trading on the EuroMTF market of the Stock Exchange.

     (h) The Initial Purchasers shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Initial Purchasers, from PricewaterhouseCoopers, S.C., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Memorandum and the Final Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (i) CT Corporation System shall have been appointed and shall have accepted appointment as agent for service of process as specified in Section 14.
     6. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:
     (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Memorandum, the Final Memorandum, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.
     (b) Before amending or supplementing the Time of Sale Memorandum or the Final Memorandum, at any time prior to the completion of the initial offering by the Initial Purchasers, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Additional Written Offering Communication to which you reasonably object.
     (d) If the Time of Sale Memorandum is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Memorandum in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Time of Sale Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers upon request, either amendments or supplements to the Time of Sale Memorandum so that the statements in the Time of Sale Memorandum as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Memorandum, as amended or supplemented, will comply with applicable law.
     (e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchasers, either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as amended or supplemented, will comply with applicable law.
     (f) To endeavor to cooperate with the Initial Purchasers and their counsel to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (g) To use its reasonable efforts to obtain approval for the listing of the Securities on the Stock Exchange as soon after the Closing Date as practicable.
     (h) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s U.S. and Mexican counsel, the Initial Purchasers’ U.S. and Mexican counsel and the Company’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchasers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Initial Purchasers, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for listing on the Stock Exchange and trading in PORTAL or any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the Representative and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the cost of the preparation, issuance and delivery of the Securities, (x) all of the Initial Purchasers’ out of pocket expenses (including the fees and disbursements of its counsel (including any local counsel)) reasonably incurred by the Initial Purchaser in connection with this Agreement or the offering contemplated hereunder, (xi) any commission fees on Securities offered and sold to retail private banks, (xii) the fees and expenses incurred in connection with the appointment of any agent for service of process under this Agreement and the Indenture and other agreements contemplated herein or therein and (xiii) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. The Company will also pay or reimburse the Initial Purchasers (to the extent incurred by them) for all travel expenses of the Initial Purchasers and the Company’s officers and employees and any other expenses of the Initial Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities from the Initial Purchasers.
     (i) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.
     (j) Not to solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.
     (k) While any of the Securities remain “restricted securities” within the meaning of the Securities Act, to make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.
     (l) If requested by you, to use its best efforts to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market.
     (m) None of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) will engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Securities, and the Company and its Affiliates and each person acting on its or their behalf (other than the Initial Purchasers) will comply with the offering restrictions requirement of Regulation S.
     (n) During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
     (o) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.
     (p) The proceeds from the offering of the Securities shall be used as described in the Time of Sale Memorandum under “Use of Proceeds”.
     The Company also agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Initial Purchasers, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than the sale of the Securities under this Agreement).
     7. Offering of Securities; Restrictions on Transfer. (a) Each Initial Purchaser, severally and not jointly, represents and warrants that such Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a “QIB”). Each Initial Purchaser, severally and not jointly, agrees with the Company that (i) it will not solicit offers for, or offer or sell, such Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) it will solicit offers for such Securities only from, and will offer such Securities only to, persons that it reasonably believes to be (A) in the case of offers inside the United States, QIBs and (B) in the case of offers outside the United States, to persons other than U.S. persons (“foreign purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)) in reliance upon Regulation S under the Securities Act that, in each case, in purchasing such Securities are deemed to have represented and agreed as provided in the Final Memorandum under the caption “Transfer Restrictions”. As used in this Section 7(a), the terms “United States” and “U.S. Person” have the meanings set forth in Regulation S under the Securities Act.
     (b) Each Initial Purchaser, severally and not jointly, represents, warrants, and agrees with respect to offers and sales outside the United States that:
     (i) such Initial Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Securities, or possession or distribution of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required;
     (ii) such Initial Purchaser will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum or any such other material, in all cases at its own expense;
     (iii) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Rule 144A or Regulation S under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act;
     (iv) such Initial Purchaser has offered the Securities and will offer and sell the Securities (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted in Section 7(a); accordingly, neither such Initial Purchaser, its Affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such Initial Purchaser, its Affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S;
     (v) such Initial Purchaser, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Member State”), has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Member State it has not made and will not make an offer of Securities to the public in that Member State, except that it may, with effect from and including such date, make an offer of Securities to the public in that Member State:
     (A) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
     (B) at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or
     (C) at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of the above, the expression an “offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in that Member State;

     (vi) such Initial Purchaser has represented and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of such Act does not apply to us and it has complied and will comply with all applicable provisions of such Act with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom;
     (vii) such Initial Purchaser understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan, and represents that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, any Securities in Japan or for the account of any resident thereof except pursuant to any exemption from the registration requirements of the Securities and Exchange Law of Japan and otherwise in compliance with applicable provisions of Japanese law; and
     (viii) such Initial Purchaser agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:
     “The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”
Terms used in this Section 7(b) have the meanings given to them by Regulation S.
     8. Indemnity and Contribution. (a) Each of the Company and the Guarantors agrees, jointly and severally, to indemnify and hold harmless each Initial Purchaser, each person, if any, who controls any Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by, or referred to by the Company or any Guarantor, or the Final Memorandum or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.
     (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use in the Preliminary Memorandum, the Time of Sale Memorandum, any Additional Written Offering Communication prepared by or on behalf of, used by or referred to by the Company or any Guarantor, or the Final Memorandum or any amendment or supplement thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the Guarantors and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.
     (e) The Company, the Guarantors and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any person controlling any Initial Purchaser or any affiliate of any Initial Purchaser or by or on behalf of the Company or any Guarantor, their respective officers or directors or any person controlling the Company or any Guarantor and (iii) acceptance of and payment for any of the Securities.
     9. Termination. The Initial Purchasers may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or the Bolsa Mexicana de Valores, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Mexico shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Mexican authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Memorandum or the Final Memorandum.
     10. Effectiveness; Defaulting Initial Purchasers. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
          If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Initial Purchasers shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as you may specify, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Initial Purchaser has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Initial Purchaser. If, on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or of the Company or the Guarantors. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Memorandum, the Final Memorandum or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.
          If this Agreement shall be terminated by the Initial Purchasers, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Guarantor shall be unable to perform its obligations under this Agreement, the Company will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.
     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company, the Guarantors and the Initial Purchasers with respect to the preparation of the Preliminary Memorandum, the Time of Sale Memorandum, the Final Memorandum, the conduct of the offering, and the purchase and sale of the Securities.
     (b) Each of the Company and the Guarantors acknowledges that in connection with the offering of the Securities: (i) the Initial Purchasers have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Guarantors or any other person, (ii) the Initial Purchasers owe the Company and the Guarantors only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Initial Purchasers may have interests that differ from those of the Company and the Guarantors. Each of the Company and the Guarantors waives to the full extent permitted by applicable law any claims it may have against the Initial Purchasers arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.
     12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Submission to Jurisdiction; Appointment of Agent for Service. Each of the Company and the Guarantors irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Memorandum, the Final Memorandum, the Indenture or the offering of the Securities. Each of the Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, each of the Company and the Guarantors irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.
          Each of the Company and the Guarantors hereby irrevocably appoint CT Corporation System, with offices at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (“Authorized Agent”) for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company and the Guarantors waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company and the Guarantors represent and warrant that such Authorized Agent has agreed to act as the Company’s and the Guarantor’s agent for service of process for the Company, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
     15. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company and the Guarantors with respect to any sum due from it to the Initial Purchasers or any person controlling the Initial Purchasers shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Initial Purchasers or controlling person of any sum in such other currency, and only to the extent that the Initial Purchasers or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Initial Purchasers or controlling person hereunder, the Company and the Guarantors agree as a separate joint and several obligation and notwithstanding any such judgment, to indemnify the Initial Purchasers or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the Initial Purchasers or controlling person hereunder, the Initial Purchasers or controlling person agrees to pay to the Company and the Guarantors an amount equal to the excess of the dollars so purchased over the sum originally due to the Initial Purchasers or controlling person hereunder.
     16. No Additional Fees. All payments to be made by the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges or whatever nature, imposed by Mexico or by any department, agency or other political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction”), and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”), except to the extent required by law. If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payment is received by the Initial Purchasers; except to the extent that such Taxes were imposed due to (i) some connection of the Initial Purchasers or any agent thereof with the Taxing Jurisdiction other than the mere entering into of this agreement or receipt of payments hereunder, or (ii) the failure of such Initial Purchaser or its agent, as the case may be, upon the reasonable request of the Company, to provide any form, certificate, document, or other information that would have reduced or eliminated such deduction or withholding of Taxes. If the Company pays any additional amount under this Section 16 to an Initial Purchaser and such Initial Purchaser has received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities or other tax benefit with respect to such additional amount (a “Tax Benefit”), such Initial Purchaser shall, within thirty (30) days of realization of such Tax Benefit, pay to the Company an amount that is equal to the net benefit, after tax and expenses, as determined in the sole discretion of the Initial Purchasers, which was obtained by the Initial Purchaser as a consequence of such Tax Benefit; provided, however, that no amounts shall be owed to the Company in excess of the additional amount paid by the Company pursuant to this Section 16.
     17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Initial Purchasers shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to Guillermo González Camarena No. 2000, Colonia Centro de Ciudad Santa Fe, México, D.F. 01210, México.

Very truly yours, MAXCOM TELECOMUNICACIONES, S.A. de C.V.
By:	/s/ Gonzalo Alarcón I.
	Name:	Gonzalo Alarcón I.
	Title:	General Counsel

MAXCOM SERVICIOS ADMINISTRATIVOS, S.A. de C.V.
By:	/s/ Gonzalo Alarcón I.
	Name:	Gonzalo Alarcón I.
	Title:	General Counsel

OUTSOURCING OPERADORA de PERSONAL, S.A. de C.V
By:	/s/ Gonzalo Alarcón I.
	Name:	Gonzalo Alarcón I.
	Title:	General Counsel

TÉCNICOS ESPECIALIZADOS en TELECOMUNICACIONES, S.A. de C.V.
By:	/s/ Gonzalo Alarcón I.
	Name:	Gonzalo Alarcón I.
	Title:	General Counsel

CORPORATIVO en TELECOMUNICACIONES, S.A. de C.V.
By:	/s/ Gonzalo Alarcón I.
	Name:	Gonzalo Alarcón I.
	Title:	General Counsel

MAXCOM SF, S.A. de C.V.,
By:	/s/ Gonzalo Alarcón I.
	Name:	Gonzalo Alarcón I.
	Title:	General Counsel

MAXCOM TV, S.A. de C.V.
By:	/s/ Gonzalo Alarcón I.
	Name:	Gonzalo Alarcón I.
	Title:	General Counsel

MAXCOM USA, Inc.
By:	/s/ Gonzalo Alarcón I.
	Name:	Gonzalo Alarcón I.
	Title:	General Counsel

Accepted as of the date hereof Morgan Stanley & Co. Incorporated
Acting severally on behalf of themselves and the several Initial Purchasers named in Schedule I hereto.
By:	Morgan Stanley & Co. Incorporated

By:	/s/ Andrew Schwendiman
Name: Andrew Schwendiman
Title: Executive Director

SCHEDULE I

	Principal Amount of Securities to be
Initial Purchaser	Purchased

Morgan Stanley & Co. Incorporated	U.S.$	142,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		7,500,000
Total:	U.S.$	150,000,000

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SCHEDULE II
Time of Sale Memorandum
1.	Preliminary Memorandum issued November 27, 2006

2.	Supplement dated December 13, 2006 to the Preliminary Memorandum

2.	Pricing term sheet dated December 13, 2006

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EXHIBIT A
OFFICER’S CERTIFICATE
[MAXCOM TELECOMUNICACIONES, S.A. DE C.V./GUARANTOR]
This certificate is being furnished pursuant to Section 5(b) of the Purchase Agreement dated as of December 13, 2006 (the “Purchase Agreement”) among [Maxcom Telecomunicaciones, S.A. de C.V./Guarantor] (the “Company”), [the guarantors named therein / Maxcom Telecomunicaciones, S.A. de C.V. and the other guarantors named therein] and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and IXE Securities Inc (the “Initial Purchasers”).
Terms used and not otherwise defined herein shall have the meaning given to them in the Purchase Agreement.
     The undersigned does hereby certify:
1.	A true, correct and complete copy of the incorporation deed, by-laws and other organizational documents of the Company, as amended, is attached hereto as Exhibit A. The by-laws of the Company have been in effect in such form since [ ] and at all subsequent times to and including the date hereof.

2.	A true, correct and complete copy of the resolutions duly adopted by the [board of directors / shareholders’ meeting] on [ ], 2006 is attached hereto as Exhibit B. Such resolutions were duly adopted and duly authorized (i) the Indenture, (ii) the issuance and delivery of the Securities, (iii) the execution and delivery of the Purchase Agreement and the Registration Rights Agreement, and (iv) the taking of such other actions and the execution of such further documents in connection with the issuance of the Securities as might be necessary or desirable. Such resolutions have not been amended, modified or rescinded and are in full force and effect on the date hereof.

3.	Each person who, as an officer of the Company, signed the Purchase Agreement, the Registration Rights Agreement or any other document or certificate delivered in connection with the issuance of the Securities, was duly appointed, qualified and acting as such officer at the respective times of the signing and delivery thereof and was duly authorized to sign each document on behalf of the Company, and the signature of each such

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person appearing on each such document is the genuine signature of such officer.
4.	As of the date hereof, each person named below is a duly appointed and qualified officer of the Company holding the office or offices set forth opposite each such person’s name, and the signature set forth opposite each such person’s name is his or her genuine signature.

Name	Office	Signature

[ ]

[ ]
               IN WITNESS WHEREOF, the undersigned has caused this certificated to be executed on this 20th day of December, 2006.

[MAXCOM TELECOMUNICACIONES, S.A. DE C.V./GUARANTOR]
By:
Name:
Title:

I,                     ,                     of [Maxcom Telecomunicaciones S.A. de C.V./Guarantor], in my capacity as                      do hereby certify that                      is the duly elected , qualified and acting                      of [Maxcom Telecomunicaciones S.A. de C.V./Guarantor] and that the signature set forth above is his genuine signature.

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EXHIBIT B
OPINION OF KIRKLAND & ELLIS LLP,
U.S. COUNSEL FOR THE COMPANY

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EXHIBIT C
OPINION OF SOLERTIA ASESORES, S.C. (ALARCÓN ABOGADOS),
MEXICAN COUNSEL FOR THE COMPANY

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EXHIBIT D
OPINION OF MIJARES, ANGOITIA, CORTES Y FUENTES, S.C.

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